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                                                              Exhibit 99.(10)(a)
                   [SUTHERLAND ASBILL & BRENNAN LETTERHEAD]



                                     October 10, 2000


   United Investors Life
    Insurance Company
   2001 Third Avenue South
   Birmingham, AL  35233

             RE:    Titanium Annuity Variable Account
                    Form N-4 File No. 333-43022
                    -------------------------------------
   Gentlemen:

             We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-43022). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Very truly yours,

                                  SUTHERLAND ASBILL & BRENNAN LLP



                                  By: /s/ Fred R. Bellamy
                                     -------------------------
                                     Frederick R. Bellamy